Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FIRST QUARTER 2014 RESULTS

LAKE ZURICH, ILLINOIS, April 30, 2014 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded school and office products, today reported its first quarter results for the period ended March 31, 2014.

"Our first quarter results met our sales and earnings expectations," said Boris Elisman, president and chief executive officer. "We are pleased with our execution and are managing the challenges of the industry well. We are reiterating our revenue, adjusted earnings and cash flow guidance for the full year."

First Quarter Results

Net sales decreased 6% to $329.4 million, compared to $352.0 million in the prior-year quarter. On a constant currency basis, sales declined 3% driven primarily by lower volume and mix. Loss from continuing operations was $7.8 million, or $0.07 per share, including pre-tax net charges of $1.1 million for restructuring costs. This compared to a loss from continuing operations of $8.9 million, or $0.08 per share, in the prior-year quarter, including pre-tax net charges of $11.4 million primarily for restructuring and IT integration costs. Adjusted loss from continuing operations in the current quarter improved 22% to $6.2 million, or $0.05 per share, compared to a loss of $7.9 million, or $0.07 per share, in the prior-year quarter. The improvement was the result of lower operating and interest expenses.

Business Segment Highlights

ACCO Brands North America - Sales decreased 9% to $171.4 million from $189.0 million in the prior-year quarter. On a constant currency basis, sales decreased 8% driven by a decline in volume due to soft demand and customer inventory reductions. North America operating loss was $1.5 million, compared to a loss of $8.2 million in the prior-year quarter. North America adjusted operating loss decreased 52% to $1.2 million in the current quarter from a loss of $2.5 million in the prior-year quarter. The improvement in adjusted operating loss was due to cost savings and productivity improvements and the non-recurrence of one-time items in the prior year, which were partially offset by lower sales.

ACCO Brands International - Sales decreased 2% to $124.3 million from $126.2 million in the prior-year quarter. On a constant currency basis, sales increased 6% due to increased volume and higher prices. International operating income was $7.6 million compared to $4.0 million in the prior-year quarter. International adjusted operating income decreased 6% to $8.1 million, compared to $8.6 million in the prior-year quarter due to unfavorable foreign exchange rates, which had a $0.7 million impact.

Computer Products - Sales decreased 8% to $33.7 million, from $36.8 million in the prior-year quarter, due to lower pricing and volume of tablet accessories. Operating income decreased to $1.9 million from $2.8 million in the prior-year quarter. Adjusted operating income was $2.2 million, compared to $3.4 million in the prior-year quarter. The decrease was due to lower sales.

Business Outlook

The company reiterates its expectations for 2014 sales to decline in the mid-single digits and adjusted earnings per share of $0.70-$0.76. The company continues to expect free cash flow of approximately $140 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP financial measures, including “adjusted” financial measures, earnings before interest, taxes and depreciation (“EBITDA”), and free cash flow. See our Reconciliations of Adjusted Results, Reconciliations of Operating Income to Adjusted Supplemental EBITDA from Continuing Operations, Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and our Reported Supplemental Business Segment Information and Reconciliation, for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results; certain items could include unusual tax items, restructuring and integration charges, goodwill or other intangible asset impairment charges, among other things. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-

GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers, and the impact of the loss or bankruptcy of a major customer or a substantial reduction in business from a major customer due to their loss of market share or otherwise; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013; challenges related to the highly competitive business segments in which we operate, including, without limitation, decisions made by our major customers to expand the sourcing of their own private label products or otherwise change product assortments, decisions by our competitors to take advantage of low entry barriers to expand their production or lower prices, and decisions made by end-users of our products to purchase lowered-priced, substitute or alternative products; our ability to anticipate the changing needs of our customers and end-users in a market where many of our product categories are affected by continuous improvements in technology and shortened product life cycles and others are experiencing secular declines; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid change, including changes in technology, short product life cycles and a dependency on the introduction by third party manufacturers of new equipment to drive demand for the accessories it sells; commercial and consumer spending decisions during periods of economic uncertainty or weakness; our ability to realize the sales synergies, growth opportunities and other potential benefits of the acquisition of the Mead Consumer and Office Products business; our ability to successfully expand our business in new, developing and emerging markets and sales channels which could create exposure to unstable political conditions, civil unrest or economic uncertainty; any material failure, inadequacy or interruption in our information technology systems; our failure to remediate the material weakness in our information technology general controls; regulatory requirements, litigation, regulatory actions or other legal proceedings; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; risks associated with our substantial indebtedness, including our limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; risks associated with seasonality, and foreign currency, interest rate and raw material and labor cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; our ability to secure, protect and maintain our intellectual property rights; our ability to retain key employees; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$95.3	$53.5
Accounts receivable, net	290.5	471.9
Inventories	298.6	254.7
Deferred income taxes	30.6	33.5
Other current assets	53.8	28.1
Total current assets	768.8	841.7
Total property, plant and equipment	555.9	548.5
Less accumulated depreciation	(302.0)	(295.2)
Property, plant and equipment, net	253.9	253.3
Deferred income taxes	37.2	37.3
Goodwill	570.7	568.3
Identifiable intangibles, net	603.8	607.0
Other non-current assets	68.1	75.3
Total assets	$2,302.5	$2,382.9
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable to banks	$0.6	$—
Current portion of long-term debt	7.0	0.1
Accounts payable	170.6	177.9
Accrued compensation	22.2	32.0
Accrued customer program liabilities	82.4	123.6
Accrued interest	15.2	7.0
Other current liabilities	75.0	104.5
Total current liabilities	373.0	445.1
Long-term debt	913.9	920.8
Deferred income taxes	166.1	169.1
Pension and post-retirement benefit obligations	54.8	61.7
Other non-current liabilities	85.0	83.9
Total liabilities	1,592.8	1,680.6
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(4.8)	(3.5)
Paid-in capital	2,038.1	2,035.0
Accumulated other comprehensive loss	(172.2)	(185.6)
Accumulated deficit	(1,152.5)	(1,144.7)
Total stockholders' equity	709.7	702.3
Total liabilities and stockholders' equity	$2,302.5	$2,382.9

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions of dollars)	2014	2013
Operating activities
Net loss	$(7.8)	$(9.0)
Loss on disposal of assets	0.3	0.1
Release of tax valuation allowance	—	(7.0)
Depreciation	9.1	9.9
Other non-cash charges	0.3	—
Amortization of debt issuance costs	1.0	1.9
Amortization of intangibles	5.9	6.6
Stock-based compensation	3.1	2.3
Equity in earnings of joint ventures, net of dividends received	3.4	3.5
Changes in balance sheet items:
Accounts receivable	187.8	188.8
Inventories	(42.9)	(24.6)
Other assets	(17.3)	(10.4)
Accounts payable	(8.5)	(1.2)
Accrued expenses and other liabilities	(69.9)	(50.9)
Accrued income taxes	(16.5)	(24.3)
Net cash provided by operating activities	48.0	85.7
Investing activities
Additions to property, plant and equipment	(6.8)	(7.3)
Payments related to the sale of discontinued operations	—	(1.3)
Proceeds from the disposition of assets	0.8	—
Net cash used by investing activities	(6.0)	(8.6)
Financing activities
Repayments of long-term debt	—	(20.0)
Borrowings (repayments) of short-term debt, net	0.6	(0.7)
Other	(1.4)	(0.9)
Net cash used by financing activities	(0.8)	(21.6)
Effect of foreign exchange rate changes on cash and cash equivalents	0.6	(3.4)
Net increase in cash and cash equivalents	41.8	52.1
Cash and cash equivalents
Beginning of the period	53.5	50.0
End of the period	$95.3	$102.1

ACCO Brands Corporation
Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$329.4	$—		$329.4	$352.0	$—		$352.0	(6)%	(6)%
Cost of products sold	241.1	—		241.1	255.3	—		255.3	(6)%	(6)%
Gross profit	88.3	—		88.3	96.7	—		96.7	(9)%	(9)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	81.9	—		81.9	89.6	(1.2)	(A.1)	88.4	(9)%	(7)%
Amortization of intangibles	5.9	—		5.9	6.6	—		6.6	(11)%	(11)%
Restructuring charges	1.1	(1.1)	(A.2)	—	9.7	(9.7)	(A.2)	—	(89)%	NM
Total operating costs and expenses	88.9	(1.1)		87.8	105.9	(10.9)		95.0	(16)%	(8)%

Operating income (loss)	(0.6)	1.1		0.5	(9.2)	10.9		1.7	93%	(71)%

Non-operating expense (income):
Interest expense, net	11.3	—		11.3	15.7	(0.5)	(A.3)	15.2	(28)%	(26)%
Equity in earnings of joint ventures	(1.2)	—		(1.2)	(1.3)	—		(1.3)	(8)%	(8)%
Other income, net	—	—		—	(0.1)	—		(0.1)	(100)%	(100)%

Loss from continuing operations before income tax	(10.7)	1.1		(9.6)	(23.5)	11.4		(12.1)	54%	21%
Income tax benefit	(2.9)	(0.5)	(A.4)	(3.4)	(14.6)	10.4	(A.4)	(4.2)	(80)%	(19)%
Loss from continuing operations	(7.8)	1.6		(6.2)	(8.9)	1.0		(7.9)	12%	22%
Loss from discontinued operations, net of income taxes	—	—		—	(0.1)	—		(0.1)	100%	100%
Net loss	$(7.8)	$1.6		$(6.2)	$(9.0)	$1.0		$(8.0)	13%	23%

Per share:
Basic loss per share:
Loss from continuing operations	$(0.07)			$(0.05)	$(0.08)			$(0.07)	13%	29%
Loss from discontinued operations	—			—	—			—	100%	100%
Basic loss per share	$(0.07)			$(0.05)	$(0.08)			(0.07)	13%	29%

Diluted loss per share:
Loss from continuing operations	$(0.07)			$(0.05)	$(0.08)			$(0.07)	13%	29%
Loss from discontinued operations	—			—	—			$—	100%	100%
Diluted loss per share	$(0.07)			$(0.05)	$(0.08)			$(0.07)	13%	29%

Weighted average number of shares outstanding:
Basic	113.8			113.8	113.3			113.3
Diluted	113.8			113.8	113.3			113.3

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	26.8%		27.5%
Advertising, selling, general and administrative	24.9%		25.5%	25.1%
Operating income (loss)	(0.2)%	0.2%	(2.6)%	0.5%
Loss from continuing operations before income tax	(3.2)%	(2.9)%	(6.7)%	(3.4)%
Loss from continuing operations	(2.4)%	(1.9)%	(2.5)%	(2.2)%
Income tax rate	27.1%	35.0%	62.1%	35.0%

Reconciliation of Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

`“Adjusted Supplemental EBITDA” represents adjusted operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended March 31,
	2014	2013	% Change
Operating loss	$(0.6)	$(9.2)	93%
Integration charges	—	1.2	(100)%
Restructuring charges	1.1	9.7	(89)%
Adjusted operating income from continuing operations	0.5	1.7	(71)%
Depreciation	9.1	9.9	(8)%
Amortization of intangibles	5.9	6.6	(11)%
Stock-based compensation expense	3.1	2.3	35%
Joint venture income	1.2	1.3	(8)%
Adjusted supplemental EBITDA from continuing operations	$19.8	$21.8	(9)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	6.0%	6.2%

Notes for Reported Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported Results

A.
“Adjusted” results exclude all unusual tax items, restructuring and integration charges, in order to provide a comparison of underlying results of operations; in addition, taxes have been recalculated at a normalized tax rate.

1.	Represents integration charges.

2.	Represents restructuring costs.

3.	Represents the adjustments related to accelerated amortization of debt origination costs resulting from bank debt repayments.

4.
The company had incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances had been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Excluding this impact, the Company's effective tax rate would approximate 35%. However, the estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions. The Company's principal tax valuation allowance for the Netherlands was reversed during 2013.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow
(Unaudited)
(In millions of dollars)

“Free Cash Flow” represents cash flow from operating activities less additions to property, plant and equipment, net of proceeds from the disposition of assets. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow.

Three Months Ended March 31, 2014
Net cash provided by operating activities	$48.0

Net cash provided (used) by:
Additions to property, plant and equipment	(6.8)
Proceeds from the disposition of assets	0.8
Free cash flow	42.0

ACCO Brands Corporation
Reported Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2014					2013					Changes
					Adjusted					Adjusted
				Adjusted	Operating				Adjusted	Operating			Adjusted	Adjusted
		Reported		Operating	Income		Reported		Operating	Income			Operating	Operating
		Operating	Adjusted	Income	(Loss)		Operating	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	Income	Charges	(Loss) (A)	Margin (A)	Net Sales	Income	Charges	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$171.4	$(1.5)	$0.3	$(1.2)	(0.7)%	$189.0	$(8.2)	$5.7	$(2.5)	(1.3)%	$(17.6)	(9)%	$1.3	52%	60
ACCO Brands International	124.3	7.6	0.5	8.1	6.5%	126.2	4.0	4.6	8.6	6.8%	$(1.9)	(2)%	(0.5)	(6)%	(30)
Computer Products	33.7	1.9	0.3	2.2	6.5%	36.8	2.8	0.6	3.4	9.2%	$(3.1)	(8)%	(1.2)	(35)%	(270)
Corporate	—	(8.6)	—	(8.6)		—	(7.8)	—	(7.8)		—		(0.8)
Total	$329.4	$(0.6)	$1.1	$0.5	0.2%	$352.0	$(9.2)	$10.9	$1.7	0.5%	$(22.6)	(6)%	$(1.2)	(71)%	(30)

Q2:
ACCO Brands North America						$286.9	$33.7	$7.1	$40.8	14.2%
ACCO Brands International						116.1	10.5	(0.2)	10.3	8.9%
Computer Products						37.2	2.9	0.7	3.6	9.7%
Corporate						—	(9.2)	0.2	(9.0)
Total						$440.2	$37.9	$7.8	$45.7	10.4%

Q3:
ACCO Brands North America						$295.9	$36.1	$2.6	$38.7	13.1%
ACCO Brands International						136.0	17.8	0.9	18.7	13.8%
Computer Products						37.3	3.4	—	3.4	9.1%
Corporate						—	(7.0)	0.1	(6.9)
Total						$469.2	$50.3	$3.6	$53.9	11.5%

Q4:
ACCO Brands North America						$269.6	$36.6	$9.7	$46.3	17.2%
ACCO Brands International						188.3	34.2	1.2	35.4	18.8%
Computer Products						45.8	4.6	0.8	5.4	11.8%
Corporate						—	(8.6)	0.5	(8.1)
Total						$503.7	$66.8	$12.2	$79.0	15.7%

Full Year:
ACCO Brands North America	$171.4	$(1.5)	$0.3	$(1.2)	(0.7)%	$1,041.4	$98.2	$25.1	$123.3	11.8%
ACCO Brands International	124.3	7.6	0.5	8.1	6.5%	566.6	66.5	6.5	73.0	12.9%
Computer Products	33.7	1.9	0.3	2.2	6.5%	157.1	13.7	2.1	15.8	10.1%
Corporate	—	(8.6)	—	(8.6)		—	(32.6)	0.8	(31.8)
Total	$329.4	$(0.6)	$1.1	$0.5	0.2%	$1,765.1	$145.8	$34.5	$180.3	10.2%

(A) See "Notes for Reported Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported Results" for a description of adjusted items.

ACCO Brands Corporation
Supplemental Net Sales Growth Analysis
(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	$ Volume/Mix
Q1 2014:
ACCO Brands North America	(9.4)%	(1.3)%	(8.1)%	0.6%	(8.7)%
ACCO Brands International	(1.5)%	(7.3)%	5.8%	2.4%	3.4%
Computer Products	(8.4)%	0.3%	(8.7)%	(4.9)%	(3.8)%
Total	(6.4)%	(3.3)%	(3.1)%	0.7%	(3.8)%